Exhibit 4.1

DISCOVER BANK

Master Servicer, Servicer and Seller

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

on behalf of the Certificateholders

OMNIBUS AMENDMENT TO CERTAIN SERIES SUPPLEMENTS TO

THE AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

dated as of November 3, 2004

DISCOVER CARD MASTER TRUST I

Dated as of

July 31, 2009

This OMNIBUS AMENDMENT TO CERTAIN SERIES SUPPLEMENTS TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Amendment”), dated as of July 31, 2009, is entered into by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller (“Discover Bank”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the “Trustee”).

WHEREAS, Discover Bank and the Trustee entered into that certain Pooling and Servicing Agreement dated as of October 1, 1993, as amended, which was restated in its entirety by that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between Discover Bank and the Trustee, relating to Discover Card Master Trust I (the “Agreement”);

WHEREAS, pursuant the Agreement, Discover Card Master Trust I has issued several Series of Investor Certificates, the specific terms of which are set forth, with respect to each Series, in a Series Supplement to the Agreement (references to any Series Supplement contained herein shall mean, as applicable, such Series Supplement incorporating subsequent amendments thereto); and

WHEREAS, pursuant to subsection 13.01(a)(ii) of the Agreement, Discover Bank and the Trustee desire to amend certain Series Supplements to the Agreement in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series currently outstanding.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

2. Amendment to the Series Supplements. Effective as of the date hereof and after giving effect to the amendment and restatement of the Series Supplements for Series 1996-4, Series 2003-3 and Series 2003-4 on July 31, 2009, the definition of “Interchange Subgroup Excess Spread” of each Series Supplement set forth on Exhibit A hereto is hereby deleted in its entirety and replaced thereof by the following:

“ “Interchange Subgroup Excess Spread” shall be equal to the Group Excess Spread.”

3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement and each Series Supplement set forth on Exhibit A shall remain in full force and effect and each is hereby ratified and confirmed.

4. Incorporation by Reference. The provisions of Sections 13.04 (Governing Law), 13.07 (Severability of Provisions), 13.10 (Further Assurances), 13.12 (Counterparts) and 13.13 (Third Party Beneficiaries) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” and “Series Supplements” in the Agreement were references to this Amendment and the Series Supplements set forth on Exhibit A respectively.

[Remainder of page intentionally blank; signature page follows]

2

IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller

By:	/s/ Michael F. Rickert
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

[Signature Page to Omnibus Amendment]

EXHIBIT A

The following Series Supplements, in each case as executed by and between Discover Bank, a Delaware banking corporation (or its predecessor), as Master Servicer, Servicer and Seller, and U.S. Bank National Association (or its predecessor), as Trustee, shall be amended in accordance with Section 2 of the Amendment:

Series	Series Supplement Date
2004-2S2	December 2, 2004
2005-2	October 13, 2005
2005-A	November 29, 2005
2005-4S1	December 16, 2005
2005-4S2	December 16, 2005
2006-1S2	February 28, 2006
2006-2S1	July 27, 2006
2006-2S2	July 27, 2006
2006-2S3	July 27, 2006
2006-3	October 3, 2006
2007-1	February 28, 2007
2007-2	April 4, 2007
2007-3S1	May 3, 2007
2007-3S2	May 3, 2007
2007-CC	July 26, 2007